MANAGEMENT'S ASSERTION OF COMPLIANCE
Management of the Trust & Securities Services department of Deutsche Bank National Trust Company and Deutsche
Bank Trust Company Americas (collectively the "Company") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange
Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:
Platform: Publicly-issued (i.e., transaction-level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities, commercial mortgage-backed securities and other asset-backed securities issued on or after January I, 2006 for which the Company provides trustee, securities administration, paying agent or custodian services, excluding any publicly issued transactions sponsored or issued by any government sponsored entity
(the "Platform").
Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), except for the following criteria:
1122(d)(2)(iii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix),
1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the "Applicable Servicing Criteria").
Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company's obligation to report additions, removals or substitutions on reports to investors in accordance with the transactions agreements. With respect to applicable servicing criterion 1122(d)(1)(iii), there were no activities performed during the twelve months ended December 31, 2007 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.
Period: Twelve months ended December 31, 2007 (the "Period").
Management's interpretation of Applicable Servicing Criteria: The Company's management has determined that servicing criteria 1122(d)(1)(iii) is applicable only with respect to its continuing obligation to act as, or locate a, successor servicer under the circumstances referred to in certain governing documents. It is management's interpretation that Deutsche Bank Trust
Company Americas has no other active back-up servicing responsibilities in regards to 1122(d)(1)(iii) as of and for the
Period.
Third parties classified as vendors: With respect to servicing criteria 1122(d)(2)(i), 1122(d)(4)(i), and 1122(d)(4)(ii), management has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation
AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of
Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.
With respect to the Platform and the Period, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:
1. The Company's management is responsible for assessing the Company's compliance with the Applicable Servicing
Criteria.
2. The Company's management has assessed compliance with the Applicable Servicing Criteria, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of
Regulation AB.
3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects, with the
Applicable Servicing Criteria.
KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the management's assertion of compliance with the Applicable Servicing Criteria as of and for the Period.
Deutsche Bank National Trust Company
By: /s/ Gary R Vaughan
Name: Gary R Vaughan
Its: Managing Director
By: /s/ David Co
Name: David Co
Its: Director
By: /s/ Jose Sicilia
Name: Jose Sicilia
Its: Managing Director
By: /s/ Kevin Fischer
Name: Kevin Fischer
Its: Director
By: /s/ Robert Frier
Robert Frier
Its: Director
Deutsche Bank Trust Company Americas
By: /s/ Kevin C Weeks .
Name: Kevin C Weeks
ltd: Managing Director
By: /s/ Jenna Kaufman
Name: Jenna Kaufman
Its: Director
Date: February 28, 2008